     As filed with the Securities and Exchange Commission on June 2, 2000
                                                          Registration NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              VIA NET.WORKS, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                                            84-1412512
(State or other jurisdiction of                   (IRS Employer Identification
incorporation or organization)                     Number)

                      12100 Sunset Hills Road, Suite 110
                               Reston, VA  20190
              (Address of principal executive offices) (Zip code)

          VIA NET.WORKS, Inc. Amended and Restated 1998 Stock Option
                           and Restricted Stock Plan
                           (Full title of the plans)

                                Matt S. Nydell
                 Vice President, General Counsel And Secretary
                              VIA NET.WORKS, INC.
                      12100 Sunset Hills Road, Suite 110
                               Reston, VA  20190
                    (Name and address of agent for service)

                                (703) 464-0300
        (Telephone  number, including area code, of agent for service)

                                   Copy to:
                            Steven A. Museles, Esq.
                            HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                           Washington, DC 20004-1109
                                (202) 637-5600

                                                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                            Proposed maximum     Proposed maximum
                                                          Amount to be       offering price    aggregate offering       Amount of
       Title of securities to be registered                 registered       per share (1)         price (1)        registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock ($.001 par value) issuable under the            9,038,411        $1.00 to $21.63     $93,898,063.32         $24,789.09
 Amended and Restated 1998 Stock Option and Restricted
 Stock Plan
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options previously granted under the VIA NET.WORKS, Inc. Amended and Restated 1998 Stock Option and Restricted Stock Plan in accordance with Rule 457(h) under the Securities Act of 1933 and (b) the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on May 26, 2000 in accordance with Rule 457(c) under the Securities Act for shares issuable pursuant to the VIA NET.WORKS, Inc. Amended and Restated 1998 Stock Option and Restricted Stock Plan and not subject to outstanding options. The following chart illustrates the calculation of the number of shares of common stock to be registered, the proposed maximum aggregate offering price and the registration fee:

                  Type of shares                         Number of shares    Offering price per share   Aggregate offering price
--------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding options               6,704,909         $1.00 to $21.63 (1)(a)         $63,562,537.32
under the Amended and Restated 1998 Stock Option and
Restricted Stock Plan
--------------------------------------------------------------------------------------------------------------------------------
Shares otherwise issuable pursuant to the Amended             2,333,502         $ 13.00 (1) (b)                $30,335,526.00
and Restated 1998 Stock Option and Restricted Stock Plan
--------------------------------------------------------------------------------------------------------------------------------
Total                                                         9,038,411                                        $93,898,063.32

================================================================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  The documents containing the information specified in Part I will be sent or given to employees participating in VIA NET.WORKS, Inc. Amended and Restated 1998 Stock Option and Restricted Stock Plan (the "Plan") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

       VIA NET.WORKS, Inc. ("VIA") hereby incorporates by reference into this registration statement the following documents filed with the Commission:

            (a) VIA's Annual Report on Form 10-K for the year ended December 31, 1999;

            (b) All reports filed by VIA with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999; and

            (c) The description of VIA's common stock, $.001 par value per share, incorporated by reference into VIA's registration statement on Form 8-A filed with the Commission on February 8, 2000 pursuant to Section 12 of the Exchange Act, which incorporates by reference the description of VIA's common stock from VIA's registration statement on Form S-1 (File No. 333-91615) filed with the Commission on February 9, 2000.

       All documents subsequently filed by VIA pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

       To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.  Description of Securities.

         A description of VIA's common stock is incorporated by reference under
         Item 3.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors And Officers

       VIA's certificate of incorporation and bylaws provide for the indemnification of VIA's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in, the General Corporation Law of the State of Delaware, or DGCL, except that VIA will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by VIA's Board of Directors. The indemnification provided under the certificate of incorporation and bylaws includes the right to be paid by VIA the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to VIA of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. According to the bylaws, if a claim for indemnification is not paid by VIA within 60 days after a written claim has been received by VIA, the claimant may at any time thereafter bring an action against VIA to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the action.

       As permitted by the DGCL, VIA's certificate of incorporation provides that directors of VIA shall not be liable to VIA or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to VIA or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, VIA and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

       Under the bylaws, VIA has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of VIA, or is or was serving at the request of VIA as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not VIA would have the power to indemnify the person against such liability under the provisions of the DGCL. VIA has purchased director and officer liability insurance on behalf of its directors and officers.

       Additionally, VIA has entered into indemnification agreements with certain of its directors and officers, which may, in some cases, be broader than the specific indemnification provisions contained under applicable law. The indemnification agreements may require VIA, among other things, to indemnify such officers and directors against liabilities that arise by reason of their status or service as its directors or officers, to reimburse or advance the expenses they may incur as a result of threatened claims or proceedings brought against them, and to cover them under VIA's directors' and officers' liability insurance policies to the maximum extent that insurance coverage is maintained.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

         Exhibit
          Number                                 Description
          ------                                 -----------

            5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

           23.1        Consent of PricewaterhouseCoopers LLP.

           23.2 The consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).

           24.1 Power of Attorney (included on the signature page of the registration statement).

Item 9.    Undertakings.

           (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
                           the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, VIA NET.WORKS, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, as of May 31, 2000.



                                          VIA NET.WORKS, Inc.


                                          By:/s/ David M. D'Ottavio
                                             --------------------------------
                                             David M. D'Ottavio
                                             Chief Executive Officer and
                                              Chairman of the Board of Directors

                               POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints David
M. D'Ottavio and Catherine A. Graham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 31, 2000.

          Signature                                      Title
          ---------                                      -----

/s/ David M. D'Ottavio
--------------------------
David M. D'Ottavio                 Chief Executive Officer and Chairman of the
                                   Board of Directors
                                   (Principal Executive Officer)


/s/ Michael J. Simmons
--------------------------
Michael J. Simmons                 President


/s/ Catherine A. Graham
--------------------------
Catherine A. Graham                Vice President, Chief Financial Officer and
                                   Treasurer (Principal Financial and Accounting
                                   Officer)


/s/ William A. Johnston
--------------------------
William A. Johnston                Director

/s/ Gabriel Battista
---------------------------
Gabriel Battista                              Director


/s/ Edward D. Breen
---------------------------
Edward D. Breen                               Director


/s/ Stephen J. Eley
---------------------------
Stephen J. Eley                               Director


/s/ William J. Elsner
---------------------------
William J. Elsner                             Director


/s/ Adam Goldman
---------------------------
Adam Goldman                                  Director


/s/ Mark J. Masiello
---------------------------
Mark J. Masiello                              Director


/s/ John G. Puente
---------------------------
John G. Puente                                Director


/s/ Erik M. Torgerson
---------------------------
Erik M. Torgerson                             Director

                               Index To Exhibits

 Exhibit
 Number                         Description
 ------                         -----------

 5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                The consent of Hogan & Hartson L.L.P. (included as part of
                    Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of the registration statement).